Exhibit (d)(3)

PARNASSUS FUNDS

PARNASSUS FUNDS II

COMBINED AMENDED AND RESTATED EXPENSE CAP AGREEMENT

This Combined Amended and Restated Expense Cap Agreement (the “Agreement”), made and effective as of April 30, 2026, is between Parnassus Investments, LLC, as investment adviser (the “Adviser”), and each of the following trusts: Parnassus Funds and Parnassus Funds II (each, a “Trust” and collectively, the “Trusts”).

WHEREAS, each Trust is comprised of one or more series (each, a “Fund” and collectively, the “Funds”);

WHEREAS, the Adviser has agreed to reimburse the Funds for expenses that exceed certain voluntary expense limits and to waive certain fees;

WHEREAS, the Adviser wishes to commit to such expense limits for a specified period of time;

WHEREAS, shareholders of the Funds benefit from such expense limitations and fee waivers;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the Trusts and the Adviser agree as follows:

EXPENSE LIMITS AND FEE WAIVERS

The Adviser agrees to limit the annual operating expenses of each Fund (as a percentage of average net assets) as follows:

PARNASSUS FUNDS

Parnassus Growth Equity Fund – Investor Class	0.84%
Parnassus Growth Equity Fund – Institutional Class	0.63%

Parnassus Value Equity Fund – Investor Class	0.88%
Parnassus Value Equity Fund – Institutional Class	0.65%

Parnassus Mid Cap Fund– Investor Class	0.95%
Parnassus Mid Cap Fund– Institutional Class	0.75%

Parnassus Mid Cap Growth Fund – Investor Class	0.80%
Parnassus Mid Cap Growth Fund – Institutional Class	0.68%

Parnassus International Equity Fund – Investor Class	0.95%
Parnassus International Equity Fund – Institutional Class	0.70%

PARNASSUS FUNDS II

Parnassus Core Equity Fund – Investor Class	0.81%
Parnassus Core Equity Fund – Institutional Class	0.61%

Parnassus Core Select ETF	0.58%
Parnassus Value Select ETF	0.59%

The Adviser agrees to maintain the foregoing expense limits through April 30, 2027.

This Agreement supersedes and replaces any prior expense cap agreements between the Adviser and the Trusts with respect to the Funds listed above, as of the effective date.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARNASSUS INVESTMENTS, LLC

By:	/s/Benjamin E. Allen
Name: Benjamin E. Allen
Title: CEO
Date: April 2, 2026

PARNASSUS FUNDS

By:	/s/John V. Skidmore
Name: John V. Skidmore
Title: Secretary
Date: April 2, 2026

PARNASSUS FUNDS II

By:	/s/John V. Skidmore
Name: John V. Skidmore
Title: Secretary
Date: April 2, 2026